December 31, 2010
Response to N-SAR Sub-Item 77H: Changes in Control of Registrant


(a) Cessation of Control

Highland Special Situations Fund
                                                          PERCENTAGE
                                       DESCRIPTION     OF SECURITIES OWNED
NAME OF SHAREHOLDER        DATE(S)    OF TRANSACTION    (AS OF December
                                                            31, 2010)


   Siguler Guff         10/31/2010   Share Redemption       0.00%







(Note: control represents equal to or greater than 25% ownership of existing, outstanding shares)